EXHIBIT 4.41



The indebtedness evidence by this Loan and Security Agreement and the lien or security interest in connection therewith are subordinate to certain other indebtedness and security interests in accordance with that certain Debt Subordination and Intercreditor Agreement dated as of August , 2004 among Addison York Insurance Brokers Ltd., Anthony Clark International Insurance Brokers Ltd., Emmett Lescroart, Al Vinciguerra Ltd., FCC, LLC, Oak Street Funding LLC and the Kabaker Family Trust of July 1998, as amended from time to time (the "Intercreditor Agreement"). In the event of a conflict between the terms of this Agreement and the Debt Subordination and Intercreditor Agreement, then the terms of the Debt Subordination and Intercreditor Agreement shall prevail.


                           LOAN AND SECURITY AGREEMENT


This Loan and Security Agreement (the "Agreement") is entered into as of August 31, 2004 by and between Addison York Insurance Brokers, Ltd. A Delaware corporation with offices located at 1033 Southport Road S.W., Suite 355, Calgary, Alberta T2W 3X6 (the "Company"), and Emmett Lescroart with offices located at 475 Wall Street, Princeton, New Jersey 08540 (the "Creditor").

WHEREAS, the Company and the Creditor have executed a Commitment Letter dated July 19, 2004 pursuant to which the Creditor has agreed to provide a loan in the principal amount of $3,2550,000 (the "Loan") to the Company and the Company has agreed to borrow funds from the Creditor;

AND WHEREAS, the Company plans to use the Loan to purchase the assets of Al Vinciquerra, Ltd. pursuant to an Asset Purchase Agreement dated effective the 31st day of August, 2004 and made between the Company, Al Vinciguerra Ltd., Dena Vinciguerra and Renee Woodard (the "APA")

AND WHEREAS, pursuant to the Loan the Company has executed and delivered a promissory note (the "Note") drawn in favor of the Creditor in the principal amount of the Loan and dated August , 2004.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement the terms "Accounts", "Agency Agreement", "Commission", "Equipment", "Expirations", General Intangibles", "Goods", "Insurance Company", "Insurance Policy", "Lien", "Oak Street" and "Person" shall have the meanings ascribed to them in the Loan and Security Agreement between Borrower and FCC, LLC ("FCC") dated as of May , 2004.The term "State", as used herein, means the State of New Jersey. All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein. However, if a term is defined in
Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9. The term "Obligations' as used herein, means all of the indebtedness, obligations and liabilities of the Company to Creditor, individually or collectively, whether direct or indirect, joint or several, absolute or contingent, due or to become due, now existing or hereafter arising under or in respect of the Loan or the Note, or any other instruments executed in connection with this Agreement. The term "Loan Maturity Date" means August , 2008. The term "Indebtedness" means, as to any person, at any date: (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices); (ii) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument; (iii) all capital lease obligations of such Person; (iv) all obligations (contingent or otherwise) of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account or upon the application of such Person; and (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. The term
"Guarantor" means Anthony Clark International Insurance Brokers, Ltd., a corporation incorporated under the laws of the Province of Alberta. The term "Canadian Security Agreement" means the General Security Agreement dated as of August , 2004 between the Guarantor and the Lender. The term "Date of Closing" means the date on which all of the conditions set forth in Section 10 are met. The term "Loan Documents" means this Agreement, the Note, the Canadian Security Agreement and the Guaranty.

2. The Loan. (a) Subject to the terms and conditions of this Agreement, the Creditor agrees to make the Loan to the Company on the Date of Closing. The Company shall use the proceeds of the Loan to acquire substantially all of the assets of Al Vinciguerra Ltd. The full amount of the Loan shall be disbursed by depositing the amount thereof into an account of the Company at __________.

     (b) The Loan shall be evidenced by the Note in the form attached hereto as Exhibit A. The Note shall: (i) be payable to the order of the Creditor by the Company in the principal amount of the Loan; (ii) be stated to mature on the Loan Maturity Date; (iii) bear interest on the entire unpaid principal amount thereof at fixed annual rate of fourteen (14%) percent; and (iv) be payable as to principal and interest in the manner and at the times specified in this Agreement and the Note. All computations of interest and fees hereunder and under the Note shall be based upon the actual number of days elapsed over a year of 360 days. All computations of interest shall include the first day, but not the last day occurring in the period for which interest is payable.

     (c) The Company shall pay a late charge of four percent (4%) of any payment of principal or interest required to be made under the Note and not received by Creditor within five days of its due date. Upon the occurrence and during the continuance of any Event of Default, the Company shall pay interest on all amounts outstanding under the Note at the Default Rate. The Default Rate shall equal nineteen (19 %) percent and shall be applied retroactive to the date of the first occurrence of the default and shall survive the entry of any judgment relating to the Loan. If the rate of interest payable in accordance with the Note would at any time exceed the maximum amount permitted by any law applicable at that time to commercial loans of the kind evidenced by the Note, then for such period as such rate would exceed the maximum permitted by such law (and no longer) the rate of interest payable under Note shall be reduced to the maximum amount permitted by such law.

     (d) All payments made by the Borrower under this Agreement and the Note shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority. Payments of (i) principal and interest to be made by the Company with respect to the Note and (ii) all other Obligations of the Company to the Creditor under any other Loan Document shall be made to the Creditor by wire transfer of immediately available funds in coin or currency of the United States of

America to the following account:

     (e) Notwithstanding anything to the contrary contained herein or in the Note, on the six-month anniversary of the Date of Closing, the Borrower shall repay principal in the amount of Two Hundred Fifty Thousand ($250,000) Dollars in the event Oak Street and FCC agree in their sole discretion to an increase in their advance rate with respect to the assets acquired pursuant to the APA at that period of time. In addition to the foregoing the Company shall use its best efforts to reduce the outstanding principal by payment of One Million ($1,000,000) to Creditor within one year of the Date of Closing.

3. Grant of Security Interest. The Company hereby grants to Creditor, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Creditor the following properties, assets and rights of the Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal and fixture property of every kind and nature including without limitation all Goods (including inventory, Equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all General Intangibles including, without limitation, all payment intangibles, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which the Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of the Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

4. Authorization to File Financing Statements. The Company hereby irrevocably authorizes Creditor at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto (the "Financing Statements") that (a) identify the Collateral, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment. A copy of the initial Financing Statement proposed to be filed by Creditor is attached as Exhibit "A" hereto.

5. Other Actions. The Company further agrees to take any and all action reasonably requested by Creditor to insure the attachment and perfection of, and the ability of Creditor to enforce, Creditor's security interest in the Collateral including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Company's signature thereon is required therefor, (b) causing the Creditor's name to be noted as a secured party on any certificate of title if such notation is a condition to attachment, perfection or priority of, or ability of Creditor to enforce, Creditor's security interest in the Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to the Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Creditor to enforce, the Creditor's security interest in the Collateral, (d) obtaining governmental and other third party consents and approvals, (e) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

6.   Representations  and  Warranties   Concerning  Legal  Status.  The  Company
represents and warrants to Creditor that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in all jurisdictions where the nature of its business and/or ownership of its assets makes such qualification necessary.

(b) The Company has the requisite power and authority to own its properties and assets. All of the Company's properties and assets are located its offices set forth on Exhibit "B"hereto.

(c) The Company has the power to execute deliver and perform this Agreement and the other agreements and documents referred to herein to which it is a party and to grant the security interests granted under or pursuant to the terms of this Agreement, all of which actions have been duly authorized by all necessary corporate action.

(d) The Company's execution of and performance of all transactions contemplated by this Agreement do not and will not in any way materially and adversely affect the rights of the Company, violate or constitute a breach of any provision of law, any court or agency decree or judgment, rule or regulation applicable to the Company or the Company's certificate of incorporation or bylaws or be in conflict with or constitute a breach of any other agreement, contract or instrument or other binding commitment to which the Company is a party or by which it is bound.

(e) This Agreement and each of the other documents executed by the Company and delivered to Creditor hereunder, when executed and delivered will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(f) The Company is not in default in the performance of any material obligation, undertaking or covenant contained in any contract or agreement to which it is a party or by which it, or any portion of the Collateral, is bound.

(g) There is currently no material action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency or any investigation into the affairs of the Company or any of its properties or rights.

7. Covenants Concerning Company's Legal Status. The Company covenants with Creditor that without providing at least 30 days prior written notice to Creditor, the Company will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number, and the Company will not change its type of organization, jurisdiction of organization or other legal structure.

8. Representations and Warranties Concerning Collateral. The Company further represents and warrants to Creditor as follows:

(a) The Company is the owner of or has other rights in or power to transfer the Collateral, free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and the permitted encumbrances set forth on Exhibit "C" hereto (the "Permitted Encumbrances");

(b) None of the account debtors or other persons obligated on any of the Collateral is a governmental authority subject to the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral;

(c) The Company holds no commercial tort claim; and,

(d) The Company has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

9. Covenants Concerning Collateral. Etc. The Company further covenants with Creditor as follows:

(a) The Collateral will be kept at the locations set forth in Exhibit "B" and the Company will not remove the Collateral from such location, without providing at least 30 days prior written notice to Creditor;

(b) Except for the security interest herein granted and the Permitted Encumbrances, the Company shall be the owner of the Collateral free from any lien, security interest or other encumbrance, and the Company shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to Creditor;

(c) The Company will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon;

(d) The Company will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement.

(e) The Company shall at its own expense, to the extent same is insurable, at all times keep all of the Collateral insured in favor of the Creditor in accordance with Section.9 (f). If the Company shall fail to insure its Collateral to the Creditor's satisfaction or to endorse and deposit all policies or certificates with respect thereto as required by Section 9(f), the Creditor shall have the right (but shall be under no obligation) to procure such insurance and the Company agrees to immediately reimburse the Creditor for all costs and expenses of procuring such insurance; and such costs and expenses shall: (i) be added to, and become part of, the Obligations, (ii) bear interest at the Default Rate from the date of such payment by the Creditor until reimbursement by the Company, and (iii) be secured under the Loan Documents, and the Company shall immediately reimburse the Creditor for such amount, together with interest thereon at the Default Rate. Insurable losses shall be adjusted as provided in Section 9(f). The Company shall retain all liability and responsibility in connection with the Collateral; and liability under the Loan Documents shall in no way be affected or diminished by reason of the fact that any such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever be unavailable to it.

(f) (i) The Company shall at its own cost and expense, insure its property and operations conducted thereon on a full replacement cost basis in such manner and against such loss, damage and liability, including liability to third parties, as is customary with property owners in the same or similar businesses in the State of New Jersey or such other states where the same are located.

     (ii) Any insurance required hereunder shall be written by insurance companies authorized or licensed to do business in the State of New Jersey or the states where the property insured is located, shall be of such types as shall be reasonably required by the Creditor and shall be on such forms, in such amounts and written by such companies as shall be approved by the Creditor. The Creditor shall be named pursuant to a standard non-contribution clause endorsement or an equivalent endorsement satisfactory to the Creditor, as the person to whom all payments made by the insurer, as to property and casualty insurance and additional insured as to liability insurance, as his interests may appear. Such insurance coverage may be effected under overall blanket or excess coverage policies of the Company. Each insurance policy maintained pursuant to this Agreement shall contain a provision to the effect that such policy shall not be canceled or decreased unless the Creditor shall be notified at least thirty (30) days prior to such cancellation or alteration. At least thirty (30) days prior to the expiration date of any such policy, the Company shall provide to the Creditor notice of the status of such policy, and not later than ten (10) days prior to the expiration of any such policy, the Company shall provide to the Creditor a renewal policy or certificate marked "premium paid" or accompanied by other evidence of payment of premium satisfactory to the Creditor.

     (iii) The Creditor shall have the right to adjust any claim in excess of $50,000 in the aggregate under such insurance and may apply any proceeds thereof, when received by it, toward the payment of the Loan or other obligations secured under the Loan Documents, whether or not the same shall then be due.

(g) The repayment and performance of all of the Obligations of the Company shall be guarantied by the Guarantor pursuant to the Guaranty which shall be secured as provided in the Canadian Security Agreement, and the Company will cause the Guarantor to execute and deliver the Guaranty and the Canadian Security Agreement to the Creditor on the Date of Closing.

(h) The Company shall promptly notify the Creditor of any default or Event of Default by the Company under its loan agreements with Oak Street and/or FCC and shall provide copies to the Creditor of all documents received or sent in connection with any such default or Event of Default.

10. Conditions to Lending. As conditions precedent to the obligation of the Creditor to make the Loan, the Creditor shall receive the following on or prior to the Date of Closing, all in form and substance satisfactory to the Creditor and its counsel:

     (1)  This Agreement, duly executed and delivered by all parties hereto;

     (2)  The Note, duly executed and delivered by the Company;

     (3) The Guaranty and the Canadian Security Agreement, duly executed and delivered by the Guarantor;

     (4) UCC-1 financing statements and equivalent documents for filing or recording in Canada necessary or desirable, in the opinion of the Creditor, to perfect or protect the security interests in the Collateral granted by the Loan Documents;

     (5) Current UCC, lien, tax (including franchise tax) and judgment searches of the Company conducted with the appropriate state and local jurisdictions, together with copies of the financing statements and other Liens disclosed by such searches, showing no Liens except for Permitted Liens (or if unpermitted Liens are disclosed, the Creditor shall receive satisfactory evidence of the release of such Liens);

     (6) Original or duplicate policies of "all-risk, fire and extended coverage hazard insurance in an amount not less than 100% of the full insurable replacement value of the Collateral; comprehensive general public liability insurance in an amount satisfactory to the Creditor in each case in form and with companies acceptable to the Creditor and naming the Creditor as loss payee and additional insured (without contribution), as applicable, on such policies. The Company shall produce original policies and satisfactory proof of payment of premiums at closing. Each insurance policy must state that it will not be cancelled or changed without at least thirty (30) days, prior written notice to the Creditor

     (7) An opinion of the Company's and Guarantor's counsel, in form and substance satisfactory to the Creditor;

     (8)  An  executed  intercreditor   agreement  by,  between  and  among  the
          Creditor, Oak Street, FCC and Al Vinciguerra, Ltd. in form and substance reasonably acceptable to Creditor and its counsel.

     (9) True and complete copies of the charters, bylaws and corporate resolutions of the Company and the Guarantor, and certificates as to the incumbency and the specimen signatures of each officer executing any Loan Documents on behalf of the Company and the Guarantor together with Good standing certificate(s) of the Company and the Guarantor, and

     (10) Such other documents, opinions, certificates and information as the Creditor may reasonably request.

11.  Default. Each of the following constitutes an "Event of Default":

(a) The Company fails to pay all or any part of the accrued interest monthly or unpaid principal on the Note when and as the same becomes due and payable at maturity, upon prepayment, by acceleration or otherwise;

(b) The Company fails to observe or perform in all material respects any covenant or agreement on its part contained in this Agreement, the Loan or the
Note if such failure is not remedied within 10 days after written notice is given to Company by Creditor specifying such default, requiring that such default be remedied and stating that such notice is a "Notice of Default."

(c) Any representation or warranty made in this Agreement, the Loan or the Note proves to have been false or misleading in any material respect;

(d) Any action is taken establishing or seeking to establish a lien, charge or other right to any of the assets comprising the Collateral, or seeking to execute upon, seize or foreclose upon any such assets, and such action is not fully released, abandoned or dismissed within ten days after such action is first initiated.

(e) The Company pursuant to or within the meaning of Bankruptcy Law:
     (i)  commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii)consents to the appointment of a Custodian of it for all or substantially all of the its property; or
     (iv) makes a general assignment for the benefit of its creditors; or

(f) A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i)  is for relief against Company in an involuntary case;
     (ii) appoints a Custodian for Company or for all or substantially all of its property; or
     (iii) orders the liquidation of Company;

and the order or decree remains unstayed and in effect for 60 consecutive days. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.


(g) There shall be entered against the Company one or more judgments or decrees involving an aggregate of $100,000 (or its equivalent) or more for the Company and all such judgments and decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.


(h) The Company shall default (beyond any applicable cure periods) (i) in any payment of principal of or interest on any Indebtedness (other than the Note) or
(ii) in the payment of any guaranty of payment (or performance) by the Company of any indebtedness or other obligation of any other person, or any agreement to provide financial assurance with respect to the financial condition, or the payment of the obligations of, other person (including, without limitation, purchase or repurchase agreements, reimbursement agreements with respect to letters of credit or acceptances, indemnity arrangements, grants of security interests to support the obligations of another person ("Contingent Obligation") or (iii) in the observance or performance of any other agreement or condition relating to any Indebtedness or Contingent Obligation contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or a beneficiary or beneficiaries (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) of such Contingent Obligation to cause, with the giving of notice or lapse of time, or both, if required, such Indebtedness to become due prior to its stated maturity or such Contingent Obligation to become payable.

12. Remedies on Default. If any Event of Default occurs, Creditor, (a) by written notice to Company may declare the principal of and accrued interest on the Notes to be immediately due and payable; provided that in the case of an Event of Default described in Section 11.1 (e) or (f), the Note shall become due and payable without further action or notice;

     (b) Take any action at law or in equity to collect the payments then due and thereafter to become due hereunder under the Note or under any other Loan Document or to enforce performance and observance of any obligation, agreement or covenant of the Company under any Loan Document;

     (c) Exercise any and all rights and remedies available at law or in equity under each of the Loan Documents or as otherwise provided by law; and/or

     (d) Exercise in respect of any Collateral, in addition to any other rights or remedies it may have under law, in equity or given it elsewhere in the Loan Documents, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected property) and may also (i) require the Company to assemble, and the Company hereby agrees to assemble, such property as directed by the Creditor and make it available to the Creditor at a place specified by the Creditor (and after delivery thereof the Company shall have no further claim thereto or interest therein) and (ii) with such telephone or other notice, if any, as is practicable under the circumstances or as is hereafter specified, sell such Collateral or any part thereof in one or more parcels, at public or private sale, at the Creditor's office or elsewhere, for cash, on credit or for future delivery (without assumption of any credit risk), at such price or prices and on such other terms as shall be commercially reasonable. The Company hereby agrees that the Creditor may exercise the rights and remedies provided by this Section and elsewhere in the Loan Documents and that the exercise of such rights and remedies by the Creditor, including, without limitation, the sale of Collateral, may be accomplished without demand, advertisement or notice (except as required by law), all of which (to the extent permitted by law) are hereby expressly waived. The Company hereby agrees that to the extent notice is required by law, ten (10) days' notice to it of the time and place of any public sale or the time after which private sale may be made shall constitute reasonable notification, except that if the Creditor shall determine in its sole discretion that any of the Collateral covenants that it will not hinder, delay or impede the execution of any power granted or delegated to the Creditor hereby, but will suffer and permit the execution of every such power as though no such laws were in force.

13. No Duty on Creditor. The powers conferred on Creditor hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Creditor to exercise any such powers. Creditor shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act, except for Creditor's own gross negligence or willful misconduct.

14. No Waiver by Creditors. Creditor shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by Creditor. No delay or omission on the part of Creditor in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of Creditor with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Creditor deems expedient.

15. Governing Law: Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New Jersey. The Company agrees that any suit for the enforcement of this Agreement may be brought in the courts of the State of New Jersey or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company by mail at its registered address. The Company hereby waives, to the fullest extent permitted by law, any objection the

Company may have to the venue of any such suit, action or proceeding including the defense of an inconvenient forum to the maintenance of such suit, action or proceeding. The Company further agrees that a final judgment in any such suit, action or proceeding brought in any such court or tribunal will be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

16. Costs and Expenses. (A) The Company agrees to pay or cause to be paid on demand the reasonable fees and expenses of counsel to the Creditor in connection with the preparation of this Agreement and all other Loan Documents, and to pay on demand the reasonable fees and expenses of counsel to the Creditor in connection with all amendments or revisions after the execution of such Loan Documents, and the consummation and administration of the transactions contemplated hereby and thereby.

     (B) The Company agrees to pay all reasonable expenses incurred by the Creditor in connection with the Obligations, including, without limitation, all stamps, recording fees, filing fees and taxes paid in respect of the execution and delivery of the Loan Documents and financing statements and all expenses of the Creditor in connection with the collection of any amounts due hereunder or under the Note and the other Loan Documents, including reasonable attorneys, fees.

     (C) In the event that the Company shall default under any of the provisions of this Agreement or any other Loan Document and the Creditor shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or the enforcement of performance or observance of any obligation or agreement on the part of the Company contained herein or therein, the Company shall on demand therefor pay to the Creditor the reasonable fees and expenses of such attorneys and such other reasonable expenses so incurred by the Creditor.

17.  Indemnity.  The  Company  hereby  agrees  to, and does  hereby,  indemnify, protect, defend and save harmless the Creditor his heirs, executors, administrators, successors and assigns (collectively, the "Indemnified Parties"), from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands, including reasonable attorneys, fees incurred in investigating or defending such claim, suffered by any of them by, relating to, arising out of, resulting from, or in any way connected with, the Loan Documents and the transactions contemplated therein or the collateral (unless caused by or arising from grossly negligent actions or the willful misconduct of the Creditor). This Section shall survive termination of this Agreement and the other Loan Documents and the repayment of the all amounts hereunder and thereunder.

18. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of Creditor and its successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. From time to time when requested by the Creditor, the Company shall at its own expense, execute such documents and take such other actions as may be reasonably requested by the Creditor to protect or perfect any of the security interests granted under any of the Loan Documents. This Agreement may be executed by telecopy and in two or more counterparts, each of which shall be deemed an original and all of which shall be considered one and the same instrument.

IN WITNESS WHEREOF, the Company and Creditor have duly executed this Security Agreement as of the date first set forth above.



                                        /s/ Emmett Lescroart
--------------------------------        ---------------------------------------
Witness                                 EMMETT LESCROART



ADDISON YORK INSURANCE BROKERS, INC.


Per: /s/ P. Podorieszach
     -----------------------------





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


                                   EXHIBIT "A"

                             UCC FINANCING STATEMENT

                                   EXHIBIT "B"

                             LOCATIONS OF COLLATERAL

                                   EXHIBIT "C"

                             PERMITTED ENCUMBRANCES